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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2015

PROFIRE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36378	20-0019425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 South 1250 West, Suite 1, Lindon, Utah
(Address of principal executive offices)

84042
(Zip code)

(801) 796-5127
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to Vote of Security Holders

The Company held its annual Shareholder Meeting (the “Meeting”) on September 17, 2015 in Lindon, Utah.  Of the 53,253,725 total shares of common stock of the Company that were issued and outstanding on August 7, 2015, the record date for the Meeting, 43,450,947 shares, constituting 82% of the total outstanding shares, were represented in person or by proxy at the Meeting.

The matters voted on and the results of the votes were as follows:

1. The shareholders elected six directors to the Company’s board of directors for the ensuing year and until their successors are elected and qualified.  The votes regarding this proposal were as follows:

Nominee	FOR	AGAINST	WITHHOLD	BROKER NON-VOTES
Brenton W. Hatch	33,564,214	0	35,024	15,079,229
Harold Albert	33,506,936	0	92,302	15,079,229
Daren J. Shaw	31,966,522	0	1,632,716	15,079,229
Ronald R. Spoehel	33,518,936	0	80,302	15,079,229
Arlen B. Crouch	31,933,736	24,636	1,640,866	15,079,229
Stephen E. Pirnat	33,519,200	0	80,038	15,079,229

2.  The shareholders ratified the selection of Sadler, Gibb & Associates, LLC as the Company’s independent registered public accounting firm for the 2016 fiscal year.  The votes regarding this proposal were as followed:

Auditor	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Sadler, Gibb & Associates	42,796,801	603,290	50,856	5,401,764

Item 7.01                      Regulation FD Disclosure

On September 17, 2015, the Company issued a press release announcing the release of the Company’s next-generation burner management system, designed for long-term strategic flexibility. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release Announcing Profire’s next-generation burner management system, designed for long-term strategic flexibility

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFIRE ENERGY, INC.

Date: September 21, 2015	By:	/s/ Brenton W. Hatch
Brenton W. Hatch
Chief Executive Officer